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                                                                     EXHIBIT (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in Post-Effective Amendment No. 51 under the Securities Act of 1933 and Amendment No. 53 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-44964) and related Prospectus and Statement of Additional Information of The Coventry Group and to the incorporation by reference therein of our report dated July 31, 1998, with respect to the financial statements and financial highlights of the Boston Balanced Fund included in the Annual Report for the year ended June 30, 1998 filed with the Securities and Exchange Commission.


Los Angeles, California
June 16, 1999